Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of (i) our report dated March 11, 2013, with respect to the consolidated financial statements and schedule of Thomas Properties Group, Inc., included in its Annual Report (Form 10-K) as of and for the year ended December 31, 2012, filed with the Securities and Exchange Commission, and (ii) of our report dated October 3, 2013 with respect to the combined statements of revenues and certain expenses of the Houston Portfolio for each of the three years in the period ended December 31, 2012, included it its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission, and to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-191556) and related Prospectus of Parkway Properties, Inc. for the registration of 18,894,438 shares of its common stock.

/s/ ERNST & YOUNG LLP

Los Angeles, California

November 4, 2013